SCHEDULE 14A
                             (Rule 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                    Act of 1934 (Amendment No. )

Filed by the registrant X

Filed by a party other than the registrant ___

Check the appropriate box:
( ) Preliminary proxy statement
(X) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      BRANDAID MARKETING CORPORATION
            ------------------------------------------------
           (Name of Registrant as Specified in its Charter)

                      BRANDAID MARKETING CORPORATION
            ------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

                            not applicable
                            --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
( )  No fee required
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and O-11

 (1) Title of each class of securities to which transaction applies:__________________________________________________________
 (2) Aggregate number of securities to which transaction applies:__________________________________________________________
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(X)  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid: _____________________
  (2) Form, Schedule or Registration Statement No.:________________
  (3) Filing Party: _______________________________________________
  (4) Date Filed: _________________________________________________


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                    BrandAid Marketing Corporation
                       1715 Stickney Point Rd,
                 Suite A-12, Sarasota, Florida 34231.

          NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                        FRIDAY, MARCH 29TH, 2002.


NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of BrandAid Marketing Corporation (BrandAid), a Delaware corporation (the "Company"), will be held at the offices of Bobbitt Pittenger & Co., the auditors of BrandAid, at the following address:

                  The Offices of Bobbitt Pittenger & Co.
                     1605 Main Street, Suite 1010
                       Sarasota, Florida 34236

on March 29th, 2002 at 9:30 A.M., for the purpose of considering and acting upon the following matters:

1.  Approval of the disposition of Futronix, Inc.

2. Ratification of the sale of Gemini Learning Systems, Inc. to Haines Avenue LLC. pursuant to the terms of an Agreement between Haines Avenue LLC. and BrandAid.

3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on December 13, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Company, located at 1715 Stickney Point Rd, Suite A-12, Sarasota, Florida 34231.


The Board of Directors recommends that you vote FOR the disposition of Futronix and FOR the sale of Gemini Learning Systems, Inc.

           By Order of the Board of Directors

          /s/Paul Sloan

           Paul Sloan, Chairman and Secretary

           February 25, 2002

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. TO REVOKE YOUR PROXY INSTRUCTIONS, YOU MUST EITHER (1) INFORM THE SECRETARY IN WRITING BEFORE YOUR SHARES HAVE BEEN VOTED BY THE PROXIES AT THE MEETING, (2) DELIVER LATER PROXY INSTRUCTIONS, OR (3) ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.


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                   BrandAid Marketing Corporation
                       1715 Stickney Point Rd,
                 Suite A-12, Sarasota, Florida 34231.

                    PROXY INFORMATION STATEMENT


GENERAL


This information is furnished by the Board of Directors of BrandAid Marketing Corporation (the "Company") for the Company's Special Meeting of Stockholders (the "Meeting"), which will be held on the date, at the time and place, and for the purposes set forth in the foregoing notice, and at any adjournment or postponement thereof. This proxy statement and the foregoing notice are first being sent to stockholders of the Company (the "Stockholders") on or about March 4, 2002.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, shareholders in attendance, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

At the close of business on December 13, 2001, the record date fixed for the determination of Stockholders entitled to notice of and to vote at the Meeting, there were 22,131,280 outstanding shares of the Company's Common Stock, its only class of voting securities currently issued. The shares were reverse split 1 for 20 on December 24, 2001 so that there was one new common share issued for each 20 common shares held. The total number of shares on a post split basis was 1,106,564. Each share of Common Stock entitles the record holder thereof to one vote. The presence at the Meeting, in person or by proxy, of a majority of such outstanding shares of Common Stock will constitute a quorum.

The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to:

1.  Approval for the disposition of Futronix, Inc.

2. Ratification of the sale of Gemini Learning Systems, Inc. to Haines Avenue, LLC.

Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter are considered shares entitled to vote, and cast, with respect to that matter. Shares of Common Stock subject to broker non-votes with respect to any matter will not be considered as shares entitled to vote with respect to that matter.


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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 13, 2001 the date of record regarding the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each Director and Officer of the Company, and each nominee as Director or Officer, and (iii) by all Executive Officer and Directors of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to Common Stock beneficially owned. The number of shares indicated does not include unexercised stock options.

Name 				Number of Shares
Beneficial Owner		Beneficially Owned	Percent of Class

Paul Sloan (a)                    461,450               46.00%
President, CEO, Director

James Vondra (b)                   17,124                2.74%
Director

Kim Adolphe  (b)                  134,800               13.00%
Director

Michael Solomon (b)                 1,443                0.14%
Director

Ira Helman  (b)                    17,750                2.76%
Director

Kristian Baso  (c)                      0                0.00%
Director

Sean Zauser  (c)                        0                0.00%
Director

Darren Silverman (c)                    0                0.00%
Director

Jay Elliott (d)                         0                0.00%
Director

Larry Provost(e)                    6,638                0.65%

All Directors and
Officers (f)(g)                   632,567               64.64%
(9 persons)______________________________________

(a) Paul Sloan also owns 4 shares of preferred convertible stock, each convertible into 1,500,000 common shares.
(b)   Resigned from Board on November 14, 2001.
(c)   Appointed to Board on November 14, 2001.
(d)   Appointed to Board on November 26, 2001.
(e) Former Chairman of Board, resigned in February, 2000. Mr. Provost also owns 10 shares of preferred convertible stock.
(f)   All persons listed with the exception of Larry Provost.
(g)   All stock is post 1 for 20 reverse split (before December 24, 2001).

PROPOSAL ONE - DISPOSITION OF FUTRONIX, INC.

The Board of Directors held a meeting on March 10, 2001, and decided that we, BrandAid Marketing Corporation, could no longer support both of our subsidiaries and remain a viable operation. Futronix, Inc. was a cash drain we could neither support or afford. It appeared that Futronix could not create a positive cash flow in the foreseeable future, and required a considerable cash input to remain a viable operation.

Trident Systems International, Inc. (OTC BB: TDNT), approached us with a proposal for the purchase of Futronix, Inc. The Board of Directors, subject to the approval of our shareholders, agreed to sell Futronix, Inc. to Trident for the sum of $8,000,000 on the following terms:

1)	We would receive 400,000 common shares of Trident stock, said shares to be restricted for a two-year period, and subject to a 12-month buy-back option at $11.00 per share. As part of the transaction, Salient had to infuse $600,000 into Futronix by March 20, 2001. The closing price for Trident's common shares was $21 1/16 on March 19, 2001.

2)	$150,000 was to be paid by Trident to us on or before March
26, 2001.

3)	$75,000 was to be paid to us in bi-weekly increments for the next 12 weeks following the initial payment.

4)	A further two installments of $100,000 were to be paid to us on or before each of May 15, 2001 and May 30, 2001.

5)	In the event any payment was not made on time, and the default was not cured within 10 days of the date the payment was due, we could rescind the contract and keep 100% of all moneys we had received prior to the date of the rescission as liquidated damages. In the event we rescinded the agreement, all shares given by each party to the other would be returned.

6)	In the event the Trident defaulted, we could register such
number of Trident's common shares we had as were necessary to fully liquidate any sums due to us pursuant to the agreement.

7)	Trident agreed to abide by the terms of the agreement between
Futronix and us, provided, however, that we agreed to pay any bonus shares required pursuant to the said agreement, in our common shares, for an 18 month period.

8)	Trident agreed to assign all accounts receivable of Futronix to us until all amounts due to us, as specified in the agreement, were paid in full. Further, until all payments due us were paid in full, Trident could not sell, hypothecate, or otherwise encumber any of the assets or purchase order of Futronix in any manner.

To facilitate the sale, we entered into a convertible debenture agreement with Haines Avenue, LLC. We received $600,000 pursuant to the debenture, and deposited the funds into Futronix' accounts. In return we agreed to an assignment of our interest in the purchase to further secure Haines.

The sale was completed on March 19, 2001.

The former owners of Futronix, Inc. asserted a claim that the transaction was void as no transaction involving Futronix could take place without the approval of the former owners of Futronix, Inc., Rande Newberry and Nevin Jenkins. Newberry and Jenkins also claim that they had the right to rescind the original purchase of Futronix by us, and that they were exercising that right.

We had advanced over $1.3 million to Futronix. The last $600,000 was advanced on March 22, 2001, on the explicit understanding that Futronix was to be sold to Trident Systems International, Inc. The former owners of Futronix explicitly waived their rights to any rescission in November, 2000.

Management felt that Newberry and Jenkins had no legal basis for their claim of rescission, and that the sale of Futronix was valid and legally enforceable.

We commenced an action in Florida Circuit Court for a declaratory Judgment stating that we owned Futronix at all material times, and the sale of Futronix was a valid sale.

We have been informed by Futronix, Inc. that they would like to settle the matter. Futronix also informed us that they still need about $1,300,000 in cash infusions to be viable. Currently we do not have the resources to maintain Futronix' viability. Trident has informed us that as the matter is in the Courts, and, in their opinion Trident has never received good title to Futronix, they are considering their options with respect a rescission of the transaction. To date Trident has advanced $55,000 to us.

The Board of Directors feels that Futronix must be disposed of as we cannot support it. The Board also feels that a disposition that will offset our obligation to Haines is in our best interest. Currently, we would like to deliver Futronix to Trident. Dependent upon the disposition of the matter before the courts that may be possible. In the event it is not, or in the event a settlement can be arranged whereby our obligations pursuant to the debenture are fully expunged, the Board feels that a disposition of Futronix is in our best interest. Otherwise Futronix will become insolvent, and of no value whatsoever to us.

The Board of Directors has unanimously approved the resolution to dispose Futronix. Our financial position after the sale of Futronix is reflected in our Quarterly Reports on Form 10-QSB for the periods ending on June 30, 2001 and September 30, 2001, and the proforma financial statements presented on the Report on Form 8-K filed on February 13, 2002, all of which are incorporated herein by reference.

Accordingly, the Board of Directors will offer the following resolution at the Special Meeting:

RESOLVED, that the Board of Directors be empowered and directed to dispose of Futronix, Inc. on such terms and conditions as may be unanimously approved by the Board of Directors.

The affirmative vote of at least a majority of the shares represented and voting at the Special Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for the resolution proposed.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE DISPOSITION OF FUTRONIX.

PROPOSAL TWO - RATIFICATION OF THE SALE OF GEMINI LEARNING SYSTEMS TO HAINES AVENUE, LLC.

We had issued Haines Avenue, LLC. a debenture in the sum of $1,000,000 on November 14, 2000.The terms of repayment included the issuance of shares based on current market values in the event of any default at the option of Haines. The Debenture also allowed Haines to opt to be paid out in shares. At the time the debenture was issued, management felt that Gemini Learning Systems, Inc. would be able to become self sufficient utilizing the funds advanced to Gemini as a result of the $1,000,000 we received for issuing the debenture.

Gemini never did produce a positive cash flow. In August of 2001, Gemini still had a monthly net shortfall of about $75,000 per month. We no longer had any cash reserves to infuse into Gemini. The problem was exacerbated by the fact that we could not raise money in the marketplace due to the depressed value of our common shares, and the potential number of shares issuable to Haines pursuant to the terms of the debenture.

Management came to an equitable arrangement with Haines. Haines agreed to purchase Gemini from us in exchange for retiring the debenture. In this manner Haines received some value in exchange for its investment in us, and we no longer had the liability associated with the debenture.

The transaction closed on September 28, 2001.

The public response to the transaction was favorable, as reflected in the fact that our per share price rose from an average price of between $0.02 and $0.03 during the period from August 2001 to November 2001 to a price of $0.10-$0.15 per share during the latter half of December 2001 through January 25, 2002 (price adjusted for the 1 for 20 reverse split effected on December 24, 2001).

The holders of 68% of our common shares have indicated that they are committed to vote in favor of this resolution. This includes Kim Adolphe, President of Gemini, who holds 13% of our common stock, and Paul Sloan, our Chairman and Secretary, who holds 46% of our common stock.

Our financial position after the sale of Gemini is reflected in the financial statements presented in the Quarterly Report on Form 10-QSB for the period ended September 30, 2001, and in the proforma financial statements Filed on the Report on Form 8-K filed on February 13, 2002, both of which are incorporated herein by reference.

Accordingly, the Board of Directors will offer the following resolution at the Special Meeting:

RESOLVED, that the sale of Gemini Learning Systems, Inc. to Haines Avenue, LLC. be, and hereby is, ratified and approved.

The affirmative vote of at least a majority of the shares represented and voting at the Special Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2.

THE BOARD OF DIRECTORS DEEMS PROPOSAL TWO TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

SOLICITATION OF PROXIES

The Company will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. The solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

ANNUAL REPORT ON FORM 10-KSB, AND FILINGS INCORPORATED HEREIN BY REFERENCE

The following are incorporated by reference herein and are available at no cost upon written or oral request from the Secretary, at BrandAid Marketing Corporation, 1715 Stickney Point Rd, Suite A-12, Sarasota, Florida 34231, and are also available from the SEC Filings link from the Company web site at www.bamk.info.

Reports on Form 10-Q for the Periods ending March 31, 2001, June 30, 2001, and September 30, 2001. The REPORT ON FORM 10-QSB FILED FOR THE PERIOD ENDED SEPTEMBER 30, 2001 IS SEPARATELY FILED AS ADDITIONAL MATERIAL IN
SCHEDULE 14, filed on February 25, 2002.

Reports on Form 8-K filed on November 26, 2001, December 3, 2001, December 19, 2001, January 29, 2002.

Report on Form 8-K filed on February 13, 2002, showing the proforma effect of the divestiture of Futronix, Inc. and the Sale of Gemini Learning Systems, Inc. The REPORT ON FORM 8-K IS SEPARATELY FILED AS ADDITIONAL MATERIAL IN SCHEDULE 14 filed on February 25, 2002.

The Company's audited financial statements for the year ending December 31, 2000, and related disclosures and all material incorporated by reference therein from the Company's 2000 Annual Report on Form 10-KSB are available at no cost upon written or oral request from the Secretary, and are also available from the SEC Filings link from the Company web site at www.bamk.info.

By order of the Board of Directors,


/s/Paul Sloan
Chairman and Secretary           DATE: February 25, 2002



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO
FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY NO MATTER
HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                   BrandAid Marketing Corporation
                       1715 Stickney Point Rd,
                 Suite A-12, Sarasota, Florida 34231.

                      SPECIAL MEETING OF STOCKHOLDERS
              TO BE HELD ON FRIDAY MARCH 29TH, 2002 AT 9:30 A.M.
            FOR HOLDERS OF RECORD AS OF DECEMBER 13TH, 2001

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of BrandAid Marketing Corporation (the "Company"), revoking all previous proxies, hereby appoints PAUL SLOAN as the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, to be held at 9:30 A.M.
at the offices of The Offices of Bobbitt Pittenger & Co. 1605 Main Street, Suite 1010, Sarasota, Florida 34236 on March 29th, 2002, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

Indicate your vote by marking an "X"

PROPOSALS:

PROPOSAL 1- RESOLVED, that the Board of Directors be empowered and directed to dispose of Futronix, Inc. on such terms and conditions as may be unanimously approved by the Board of Directors.

Directors recommend a vote "FOR" Proposal 1.

____ FOR        ____ AGAINST     _____ ABSTAIN

PROPOSAL 2- RESOLVED, that the sale of Gemini Learning Systems, Inc. to Haines Avenue, LLC. be, and hereby is, ratified and approved.


Directors recommend a vote "FOR" Proposal 2.

____ FOR        ____ AGAINST     _____ ABSTAIN

    Such other business as may properly come before the meeting or any adjournment thereof.


The undersigned hereby acknowledges receipt of the Notice of Special Meeting Proxy Statement.


Signature______________________________  Date:_____________________

Print Name_____________________________


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